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               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549
                        ________________
                            FORM S-8

                     REGISTRATION STATEMENT
                             UNDER
                   THE SECURITIES ACT OF 1933
                        ________________

                        QINNET.COM, INC.
      (Exact Name of Registrant as Specified in Its Chapter)

Delaware                          75-2610514
------------------------          ------------------------------------
(State of Incorporation)          (I.R.S. Employer Identification No.)

       450 North Brand Boulevard, 6th Floor, Glendale, CA 91203
       --------------------------------------------------------
                (Address of Principal Executive Offices)

             2000 STOCK OPTION PLAN OF QINNET.COM, INC.
                     (Full Title of the Plan)


                      Weiguo Lang, President
              450 North Brand Boulevard, 6th Floor
                   Glendale, California 91203
           ---------------------------------------
           (Name and Address of Agent for Service)

                         (818) 291-6250
                         --------------
     (Telephone Number including Area Code of Agent for Service)
                         ________________

                  CALCULATION OF REGISTRATION FEE

=====================================================================
Title of         Amount      Proposed      Proposed       Amount
Securities       to be       Maximum       Maximum        of
to be            Regis-      Offering      Aggregate      Regis-
Registered       tered       Price Per     Offering       tration
                 (1),(2)     Share(3)      Price(4)       fee
---------------------------------------------------------------------
Common Stock     260,000     $ 10.00       $2,600,000     $722.80
$0.001 par value Shares
=====================================================================
(1) This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the Stock Option Plan being registered by reason of any stock dividend, stock split, re-capitalization, increase provided by the plan itself or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant's outstanding shares of Common Stock.

(2) Includes 260,000 shares of Common Stock issuable under the Stock Option Plan.

(3) With respect to all 260,000 shares subject to outstanding options under the 2000 Stock Option Plan, the Proposed Maximum Offering Price Per Share is equal to the weighted average exercise price of $10.00 per share in accordance with Rule 457(h) of the Securities Act of 1933, as amended (the "Securities Act of 1933").

(4) The Proposed Maximum Aggregate Offering Price is based on the Proposed Maximum Offering Price per Share times the total number of shares of Common Stock to be registered. The Proposed Maximum Aggregate Offering Price is estimated solely for the purposes of calculating the registration fee pursuant to Rule 457(h)(l) under Securities Act of 1933.
                        ________________
                           Copies to:
              Michael A. Cane, Cane & Company, LLC
               Suite 500, 2300 West Sahara Avenue
                    Las Vegas, Nevada 89102
                        (702) 312-6255
                      fax (702) 312-6249
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                             PART I

INFORMATION REQUIRED IN SECTION 10(A) PROSPECTUS


Item 1.     Plan Information.*


Item 2.     Registrant Information and Employee Plan Annual Information.*

*    Information required by Part I to be contained in Section
     10(a) prospectus is omitted from the Registration Statement in accordance with Rule 428 under the Securities Act of 1933, and Note to Part I of Form S-8.


                            PART II

Item 3.     Incorporation of Documents by Reference.

The following documents filed by Qinnet.com, Inc. (the "Company"), or its predecessor in interest, Internet Corporation of America, Inc., with the Securities and Exchange Commission are incorporated by reference into this Registration Statement:

(1) The Company's Form 10-SB, filed with the Securities and Exchange Commission pursuant to Section 12(g) of the Securities Exchange Act of 1934 (the "Exchange Act"), originally on December 27, 1999, and as amended on April 10, 2000;

(2)   The Company's Form 8-K, filed with the Securities and
      Exchange Commission pursuant to Section 13 or 15(d) of the Exchange Act on April 14, 2000;

(3) The Company's Quarterly Report on Form 10-QSB filed with the Securities and Exchange Commission on May 19, 2000;

(4) All other reports filed by the Company pursuant to Sections 13(a) or 15(d) of the Exchange Act subsequent to the filing of the Company's Form 10-SB Registration
      Statement referred to in (1) above;

(5) The description of the Company's Common Stock which is contained in the Form 8-K, referred to in (2) above, including any amendment or report filed for the purpose of updating such description.

All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which de-registers all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this Registration Statement from the date of the filing of such reports and documents.

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Item 4.     Description of Securities.

The securities to be offered are registered under Section 12 of the Exchange Act of 1934.

Item 5.     Interests of Named Experts and Counsel.

No expert or counsel named in this prospectus as having prepared or certified any part of it or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the Company or any of its parents or subsidiaries. Nor was any such person connected with the Company or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

Potter Anderson & Corroon LLP, independent counsel, has provided an opinion regarding the due authorization and valid issuance of the shares of Common Stock issuable upon exercise of the options.

Item 6.     Indemnification of Directors and Officers.

The officers and directors of the Company are indemnified as provided by the Delaware General Corporation Law and the Bylaws of the Company.

Under the DGCL, a corporation has the power to provide directors with immunity from monetary liabilities and may do so by including such language in the corporation's certificate of incorporation or bylaws. Corporations are empowered to protect directors from breach of the duty of care, but not breaches of the duty of loyalty or the duty of disclosure. Directors who are so protected are free from personal financial liability whether monetary damages arise from legal or equitable remedies. However, directors may still be subject to equitable remedies such as injunction, rescission, and corrective disclosure. The Company's Articles of Incorporation do not contain any such liability limiting language.

Under Delaware law, a corporation may not provide immunity from:

(a) Any breach of a director's duty of loyalty to the corporation or its stockholders;

(b) Acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law;

(c) Unlawful payment of dividends or unlawful stock purchases or redemptions; and

(d) Any transaction from which the director derives an improper personal benefit.

Article Eleven of the Company bylaws provides for the indemnification of the Company directors and officers. Under this Article, the corporation indemnifies its directors and officers to the fullest

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extent not prohibited by the DGCL, provided, however,
that the corporation may modify the extent of such indemnification by individual contracts with its directors and officers, and, provided, further, that the corporation is not required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless: (a) such indemnification is expressly required to be made by law, (b) the proceeding was authorized by the Board of Directors of the corporation, (c) such indemnification is provided by the corporation, in its sole discretion, pursuant to the powers vested in the corporation under the DGCL, or (d) such indemnification is required to be made under the bylaws.

Moreover, under this Article, the corporation is to advance to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer, of the corporation, or is or was serving at the request of the corporation as a director or executive officer of another corporation, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following a request therefor, all expenses incurred by any director or officer in connection with such proceeding upon receipt of an undertaking by or on behalf of such person to repay said mounts if it should be determined ultimately that such person is not entitled to be indemnified under this Bylaw or otherwise.

Notwithstanding this, unless otherwise determined, no advance may be made by the corporation to an officer of the corporation (except by reason of the fact that such officer is or was a director of the corporation) in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made: (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding, or (b) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of the corporation.

Further, the corporation is specifically authorized to enter into individual contracts with any or all of its directors, officers, employees or agents respecting indemnification and advances, to the fullest extent not prohibited by the DGCL.

Item 7.     Exemption from Registration Claimed.

Not applicable.

Item 8.     Exhibits.

Exhibit
Number      Description of Document
--------    --------------------------------------------------
4.1         2000/A Stock Option Plan of Qinnet.com, Inc.
5.1         Opinion of Potter Anderson & Corroon, LLP regarding the due authorization and valid issuance of the shares of Common
            Stock issuable upon exercise of the options with

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            consent to use.
23.1	    Consent of S.W. Hatfield, CPA
24.1 Power of Attorney (included on the signature page of this registration statement).


Item 9.     Undertakings.

The Company hereby undertakes:

(a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration:

   (1)   To include any prospectus required by Section
         10(a)(3) of the Securities Act of 1933;

   (2) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

   (3) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

Provided however, that that paragraphs (a) (1) and (2) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference herein.

(b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) To remove from registration by means of post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(2)	The Company hereby undertakes that, for purposes of
determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

(3)	Insofar as indemnification for liabilities arising under the
Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the

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Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by the director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of the counsel the matter has been settled by controlling precedent, submit to the appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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                            SIGNATURES


Pursuant to the requirements of the Securities Act of 1933, the registrant, Qinnet.com, Inc., certifies that it has reasonable grounds to believe that it meets all of the requirements for filing a Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Glendale, State of California, on this 17th day of October, 2000.

                                 QINNET.COM, INC.

                                 /s/ Weiguo Lang
                             By: ________________________
                                 Weiguo Lang, President


                       POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Weiguo Lang, as his true and lawful attorney-in-fact and agent with full power of substitution and re-substitution for him and his name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement (including post-effective amendments or any abbreviated registration statements and any amendments thereto filed pursuant to Rule 462(b) increasing the number of securities for which registration is sought) and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully to all intents and purposes as he might or could do in person hereby ratifying and confirming all that said attorney-in-fact, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following person in the capacities and on the date indicated.

Signature               Title                            Date
---------               -----                            ----

/s/ Weiguo Lang         President & Director
----------------------  (Principal Executive Officer)    October 17, 2000
WEIGUO LANG


/s/ Paul Schwartz       Secretary, Treasurer & Director
----------------------  (Principal Accounting Officer)   October 17, 2000
PAUL SCHWARTZ

/s/ Lynn Patterson
----------------------  Director                         October 17, 2000
LYNN PATTERSON